UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5210 E. Williams Circle, Suite 750 Tucson, Arizona 85711

(866) 331-5324

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The NASDAQ Capital Market

Item 2.02	Results of Operations and Financial Condition.

On May 14, 2019, AudioEye, Inc. (the “Company”) issued a press release reporting its financial results for the fiscal quarter ended March 31, 2019. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

The information set forth in this Current Report on Form 8-K (this “Form 8-K”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On May 10, 2019, the Board of Directors (the “Board”) of the Company appointed Sachin Barot as the Company’s Chief Financial Officer, effective upon the commencement of his employment with the Company. Mr. Barot, age 44, will join the Company on May 16, 2019.

Mr. Barot spent the last 18 years at Dun & Bradstreet Corporation, a global business information provider, where he held various roles and served as Chief Financial Officer, Global Operations 2015 until February 2019. Prior to that role, Mr. Barot had most recently served as VP Finance, North American Operations and Corporate Financial Planning & Analysis.

There are no arrangements or understandings between Mr. Barot and any other person pursuant to which Mr. Barot was selected as an officer of the Company. There are no family relationships between Mr. Barot and any director or executive officer of the Company. Mr. Barot is not and has not been a party to any transaction required to be disclosed herein pursuant to Item 404(a) of Regulation S-K.

On May 10, 2019, the Company and Mr. Barot also entered into an Executive Employment Agreement (the “Employment Agreement”), effective as of May 16, 2019 (the “Effective Date”) pursuant to which the Company will employ Mr. Barot as its Chief Financial Officer on the terms and conditions set forth therein. The Employment Agreement provides for an initial one year term (the “Initial Term”), with automatic renewals for successive one year terms (each, a “Subsequent Term”), unless the Employment Agreement is terminated as provided therein or either party provides a non-renewal notice at least 60 days prior to the expiration of the then-current term. Mr. Barot’s principal place of employment for up to the first three months of the Initial Term will be Tucson, Arizona, after which his principal place of employment will be in the Atlanta, Georgia metropolitan area.

Under the Employment Agreement, Mr. Barot will receive a base annual salary of $350,000. For services rendered through the first anniversary of the Effective Date, he will receive a bonus of $175,000 (the “2019/2020 Bonus”), unless prior to such date he is terminated by the Company for “cause” or resigns his employment without “good reason” (as each such term is defined in the Employment Agreement). Beginning in 2020, for each calendar year in which Mr. Barot is employed by the Company as of the last day of such calendar year, Mr. Barot will be eligible to receive a bonus or bonuses at the sole discretion of the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that (i) Mr. Barot’s bonus for 2020 will take into account the portion of the 2019/2020 Bonus attributable to services rendered in 2020, and (ii) if the Compensation Committee determines that bonuses will be awarded for a calendar year and that the Company and/or Mr. Barot have achieved the bonus targets for such calendar year, then Mr. Barot will be awarded a bonus based on a target bonus opportunity of 50% of his base salary. Also, beginning in 2020, if Mr. Barot’s employment is (x) terminated by the Company for any reason other than his death, “disability” or “cause” (as “disability” and “cause” are defined in the Employment Agreement) or (y) Mr. Barot resigns his employment for “good reason” (as defined in the Employment Agreement) (any such termination or resignation, a “Qualifying Termination”), in each case, prior to the end of the calendar year, then he will be eligible to be considered for a pro rata portion of his bonus based on the number of days he was employed during such calendar year (any such bonus, a “Pro Rata Bonus”). Mr. Barot will also receive a relocation package in respect of his relocation to each of Tucson, Arizona and the Atlanta, Georgia metropolitan area.

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The Employment Agreement further provides that if the AudioEye, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) is approved by the Company’s stockholders at the 2019 Annual Meeting of Stockholders, the Company will recommend to the Compensation Committee that Mr. Barot receive a restricted stock unit award (the “Initial RSU”) with respect to 161,800 shares of the Company’s common stock. The Initial RSU would vest as to 50% of the shares subject thereto in three approximately equal annual installments and as to the remaining 50% of the shares subject thereto upon the achievement of performance goals that would be determined by the Compensation Committee. Any vesting of the Initial RSU would be subject to Mr. Barot’s continued service with the Company through the vesting date. The other terms and conditions of the grant of the Initial RSU would be consistent with the form of restricted stock unit award agreement that the Compensation Committee adopts for grants under the 2019 Plan. On May 10, 2019, the 2019 Plan was approved by the Company’s stockholders, and the Compensation Committee adopted a form of restricted stock unit award agreement for grants under the 2019 Plan. The form of the award agreement is filed as Exhibit 10.5 to this Form 8-K and incorporated herein by reference.

The Employment Agreement also provides that if a Qualifying Termination occurs during the Initial Term, Mr. Barot will be eligible to receive (i) his continued base salary through the first anniversary of the Effective Date, payable on the Company’s regular payroll dates, (ii) a lump sum payment equal to the 2019/2020 Bonus and (iii) an amount equal to his base salary as of his termination date, payable in equal installments over 12 months following his termination date. If a Qualifying Termination occurs during any Subsequent Term, he will be eligible to be paid a Pro Rata Bonus for the year in which the termination occurs, and he will be entitled to receive an amount equal to his base salary as of his termination date, payable in equal installments over 12 months following his termination date. In addition, if a Qualifying Termination occurs within 24 months after his relocation to the Atlanta, Georgia metropolitan area, Mr. Barot will also be paid a lump sum payment of $10,000. If a Qualifying Termination occurs within 12 months following a “change of control” of the Company (as defined in the Employment Agreement), all then outstanding and unvested equity awards held by Mr. Barot will vest in full. All separation payments payable to Mr. Barot under the Employment Agreement are subject to his execution of a release of claims in favor of the Company.

All amounts paid to Mr. Barot under the Employment Agreement (other than base salary, the 2019/2020 Bonus and accrued benefits) shall be subject to “clawback” rights in favor of the Company upon the occurrence of certain restatements of the Company’s financial information, subject to the terms and conditions described in the Employment Agreement. Mr. Barot will also be subject to non-competition and non-solicitation covenants during, and in some cases following, his employment with the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by the terms and conditions of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

(e)

On May 10, 2019, at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders voted to approve the AudioEye, Inc. 2019 Equity Incentive Plan (the “2019 Plan”), which authorizes the issuance of 1,000,000 shares of the Company’s common stock thereunder. The Board of Directors of the Company had previously approved the 2019 Plan on April 2, 2019. Employees (including the Company’s executive officers) and directors of, and consultants to, the Company are eligible to participate in the 2019 Plan.

Upon such stockholder approval, the Company’s 2012 Incentive Compensation Plan, 2013 Incentive Compensation Plan, 2014 Incentive Compensation Plan, 2015 Incentive Compensation Plan, 2016 Incentive Compensation Plan and 2016 Incentive Compensation Plan, as amended (collectively, the “Prior Plans”), each terminated as of the date of the Annual Meeting, and no additional awards will be granted thereunder.

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The terms of the 2019 Plan are summarized in the Company’s proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 5, 2019 (the “Proxy Statement”), in the section thereof titled “Approval of the AudioEye, Inc. 2019 Equity Incentive Plan.” Such summary and the description above do not purport to be complete and are qualified in their entirety by reference to the text of the 2019 Plan, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

In addition, on May 10, 2019, the Compensation Committee of the Board approved the forms of award agreement for the grant of incentive stock options, nonqualified stock options and restricted stock units under the 2019 Plan. The forms of such award agreements are filed as Exhibits 10.3, 10.4 and 10.5 to this Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) at 730 Third Avenue, 18th Floor, New York, New York 10017. At the Annual Meeting, the Company’s stockholders voted on the five proposals described below. The proposals presented at the Annual Meeting are described in detail in the Proxy Statement.

As of the record date for the Annual Meeting, there were 7,623,225 shares of common stock and 105,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) outstanding and entitled to vote on each proposal presented for vote at the Annual Meeting. The total number of shares entitled to vote at the Meeting was 7,909,223 shares, with the Preferred Stock counted on an as-converted to common stock basis. At the Annual Meeting, 5,236,030 total shares of common stock, including shares of common stock into which shares of Preferred Stock were convertible, or 66.2% of the total voting power of the Company’s outstanding capital stock entitled to vote, were represented in person or by proxy.

The final results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors.

Name	Votes For	Votes Withheld	Votes Abstaining	Broker Non-Votes
Dr. Carr Bettis	2,021,003	354	1,709	3,212,963
Anthony Coelho	1,756,491	258,947	7,628	3,212,963
Ernest Purcell	1,756,754	258,736	7,576	3,212,963
Alexandre Zyngier	1,757,342	258,148	7,576	3,212,963

Proposal 2: To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,885,228	132,300	5,538	3,212,963

Proposal 3: To approve, by non-binding advisory vote, the frequency of future advisory votes on executive compensation.

One Year	Two Years	Three Years	Broker Non-Votes
1,298,080	15,626	623,545	3,212,963

After consideration of the results of the vote on Proposal 3, and also based on current information and prior analysis, the Board determined on May 10, 2019 that the Company will hold an advisory vote on the compensation of its named executive officers every year, until the Board determines otherwise or the Company holds another advisory vote on frequency, which advisory vote will be held no later than at the Company’s 2025 Annual Meeting of Stockholders.

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Proposal 4: To approve the AudioEye, Inc. 2019 Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,900,664	109,513	12,889	3,212,963

Proposal 5: To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions
5,219,415	1,269	15,345

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Executive Employment Agreement, entered into as of May 10, 2019, between the Company and Sachin Barot
10.2	AudioEye, Inc. 2019 Equity Incentive Plan
10.3	AudioEye, Inc. 2019 Equity Incentive Plan – Form of Incentive Stock Option Agreement
10.4	AudioEye, Inc. 2019 Equity Incentive Plan – Form of Nonqualified Stock Option Agreement
10.5	AudioEye, Inc. 2019 Equity Incentive Plan – Form of Restricted Stock Unit Agreement
99.1	Press Release of the Company dated on May 14, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2019	By:	/s/ Todd Bankofier
Todd Bankofier
Chief Executive Officer

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